EXHIBIT 4.1

COEUR D’ALENE MINES CORPORATION
DEBT SECURITIES

INDENTURE
DATED AS OF                     , 20___
                    ,
TRUSTEE

i

TABLE OF CONTENTS
(Cont’d)

TABLE OF CONTENTS
(Cont’d)

CROSS-REFERENCE TABLE
This Cross-Reference Table is not a part of the Indenture.

TIA Indenture Section	Section

310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.09; 7.11
311(a)	7.12
(b)	7.12
(c)	N.A.
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	10.02
(d)	7.06
314(a)	4.03; 7.07; 10.02
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
314(f)	N.A.
315(a)	7.01	(b)
(b)	7.05; 10.02
(c)	7.01	(a)
(d)	7.01	(c)
(e)	6.11
316(a)(last sentence)	2.12; 10.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.01

N.A. means Not Applicable.

     INDENTURE dated as of _______________, 20___, by and between COEUR D’ALENE MINES CORPORATION, an Idaho corporation (the “Company”), and _______, (the “Trustee”). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities issued under this Indenture (the “Securities”):
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
     “Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.
     “Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.
     “Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Securities.
     “Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
     “Board of Directors” means the Board of Directors of the Company or any authorized committee thereof.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, whether now outstanding or issued after the applicable Issue Date.
     “Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at _________, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     “Credit Agreement” means any credit agreement or other debt facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or debt documents or other credit agreements or debt documents).
     “Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.
     “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
     “Designated Senior Indebtedness” means (i) any Indebtedness outstanding under any Credit Agreement and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated in the agreement or instrument governing such Senior Indebtedness as “Designated Senior Indebtedness;” provided that an Authorizing Resolution setting forth such designation by the Company has been filed with the Trustee (provided that such agreement or instrument may place limitations and conditions on the right of holders of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with any applicable covenant in this Indenture.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means (without duplication), with respect to any specified Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker’s acceptances; (iv) representing Capitalized Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; (vi) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);or (vii) representing any obligations of such Person under any Currency Agreement or Interest Protection Agreement, if and to the extent any of the foregoing indebtedness (other than letters of credit and obligations under Currency Agreements or Interest Protection Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (2) in the case of any Disqualified Stock or preferred stock, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the book value of Disqualified Stock or preferred stock; (3) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured; (4) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation; (5) in the case of any obligations under any Currency Agreement or Interest Protection Agreement, the net amount payable if such obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and (6) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series.
     “Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     “Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Indenture.
     “Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.
     “Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.
     “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
     “Permitted Junior Securities” means any securities of the Company or any other Person that are (i) equity securities or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Post-Petition Interest” means, with respect to any Senior Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     “principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.
     “Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.
     “SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.
     “Securities” means any Securities that are issued under this Indenture.
     “Senior Indebtedness” means: (i) all Indebtedness and other monetary obligations (whether now existing or hereafter incurred) of the Company on, under or in respect of, any Credit Agreement and including all fees, expenses (including reasonable fees and expenses of counsel), claims, charges, indemnity obligations and interest accruing on or subsequent to the filing of a petition initiating any Insolvency or Liquidation Proceeding whether or not such interest is an allowed claim in such proceeding; (ii) all other Indebtedness of the Company (other than the Securities), whether presently outstanding or hereafter created, incurred or assumed, unless such Indebtedness, by the terms of the agreement or instrument creating or evidencing such Indebtedness expressly provides that it is subordinate in right of payment to or pari passu in right of payment with the Securities and (iii) the obligations of the Company incurred in the normal course of business and not for speculative purposes under any Currency Agreement or Interest Protection Agreement. Notwithstanding the foregoing, the term “Senior Indebtedness” shall not include: (a) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company; (b) any Indebtedness of the Company to any of its Subsidiaries; (c) any Indebtedness to any Affiliate or employee of the Company; (d) that portion of any Indebtedness of the Company that is incurred in violation of this Indenture; (e) to the extent it may constitute Indebtedness, any obligation for federal, state, local or other taxes; and (f) to the extent it may constitute Indebtedness, any trade payables.
     “Series” means a series of Securities established under this Indenture.
     “Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.
     “TIA” means the Trust Indenture Act of 1939, as in effect from time to time.
     “Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.
     “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “United States” means the United States of America.
     “U.S. government obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depositary receipt.
Section 1.02. Other Definitions.

Term	Defined in
“Agent Members”	2.15
“Business Day”	10.07
“Custodian”	6.01
“Depository”	2.15
“Event of Default”	6.01
“Legal Holiday”	10.07
“Paying Agent”	2.03
“Registrar”	2.03
Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company or any other obligor on the Securities of a Series.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.
Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (3) “or” is not exclusive;
          (4) words in the singular include the plural, and in the plural include the singular; and
          (5) provisions apply to successive events and transactions.
ARTICLE TWO
THE SECURITIES
Section 2.01. Form and Dating.
     The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:
          (1) the title of the Series;
          (2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;
          (3) the interest rate or method of calculation of the interest rate;
          (4) the date from which interest will accrue;
          (5) the record dates for interest payable on Securities of the Series;
          (6) the dates when, places where and manner in which principal and interest are payable;
          (7) the Registrar and Paying Agent;

          (8) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;
          (9) the terms of any redemption, repurchase or repayment at the option of Holders;
          (10) the denominations in which Securities are issuable;
          (11) whether Securities will be issued in registered or bearer form and the terms of any such forms of Securities;
          (12) whether any Securities will be represented by a global Security and the terms of any such global Security;
          (13) the currency or currencies (including any composite currency) in which principal or interest or both may be paid;
          (14) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;
          (15) provisions for electronic issuance of Securities or issuance of Securities in uncertificated form;
          (16) any Events of Default, covenants or defined terms in addition to or in lieu of, or any modification of, those set forth in this Indenture;
          (17) whether and upon what terms Securities may be defeased if different from the provisions set forth in this Indenture;
          (18) the form of the Securities, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A;
          (19) any terms that may be required by or advisable under applicable law;
          (20) the percentage of the principal amount of the Securities that is payable if the maturity of the Securities is accelerated in the case of Securities issued at a discount from their face amount;
          (21) whether any Securities will have guarantees;
          (22) whether the Securities may be converted into or exercised or exchanged for debt or equity securities of the Company or third parties, and the terms of any such conversion, exercise or exchange;
          (23) the collateral that will secure any Series of Securities or guarantees thereof ;
          (24) whether the Securities of such series are subject to subordination and the terms of such subordination; and

          (25) any other terms in addition to or different from those contained in this Indenture.
     All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officers’ Certificate or in any indenture supplemental hereto.
Section 2.02. Execution and Authentication.
     Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.
     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee shall authenticate Securities for original issue upon receipt of an Officers’ Certificate of the Company and an Opinion of Counsel stating that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and that all conditions precedent in the Indenture to the of the execution and delivery by the Company of such Securities have been complied with. Each Security shall be dated the date of its authentication.
Section 2.03. Registrar and Paying Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company promptly shall notify the Trustee in writing of the name and address of any such Agent; the Trustee shall have the right to inspect the Securities register at all reasonable times to obtain copies thereof; and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.
     The Company initially appoints the Trustee as Registrar and Paying Agent.
Section 2.04. Paying Agent to Hold Funds in Trust.
     Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all funds held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the funds and hold them as a separate trust fund.

     The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the funds.
Section 2.05. Securityholder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
Section 2.06. Transfer and Exchange.
          (a) Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company will execute, and the Trustee will authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
          (b) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.
          (c) Every Security presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.09, 3.06, or 9.05 not involving any transfer. The Company will not be required (i) to issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Securities to be redeemed in part, the portion thereof not being redeemed.
          (d) All Securities issued upon any registration of transfer or exchange of Securities will be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (f) Any Holder of a global Security, by acceptance of such global Security, shall agree that transfers of beneficial interests in such global Security may be effected only through a book entry system maintained by the Holder of such global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.
Section 2.07. Replacement Securities.
          (a) If any mutilated Security is surrendered to the Trustee, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          (b) There shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss, or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company will execute and the Trustee will authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          (c) In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          (d) Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          (e) Every new Security of any series issued pursuant to this Section 2.07 in exchange for any mutilated Security or in lieu of any destroyed, lost, or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

          (f) The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.
Section 2.08. Outstanding Securities.
     Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it and those described in this Section 2.08. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If the Paying Agent holds on a redemption date or maturity date funds sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 2.09. Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.
Section 2.10. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption or payment. The Trustee shall cancel and dispose of, or retain in accordance with its standard retention policy, all Securities surrendered for registration or transfer, exchange, redemption, paying or cancellation. Unless the Authorizing Resolution or supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.
Section 2.11. Defaulted Interest.
     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent funds sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.
Section 2.12. Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered.
Section 2.13. CUSIP Numbers.
     The Company in issuing the Securities of any Series may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that such notice may state that no representation is made as to the correctness or accuracy of any such CUSIP number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company promptly shall notify the Trustee of any change in any CUSIP number.
Section 2.14. Deposit of Money.
     Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent immediately available funds sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or maturity date, as the case may be.
Section 2.15. Book-Entry Provisions for Global Security.
          (a) Any global Security of a Series initially shall (i) be registered in the name of the depository who shall be identified in the Authorizing Resolution or supplemental indenture relating to such Securities (the “Depository”) or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear any required legends. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (b) Transfers of any global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository. In addition, definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the global Security and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of definitive Securities under this Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Securities.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the global Security in an amount equal to the principal amount of the beneficial interest in the global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.
          (d) In connection with the transfer of an entire global Security to beneficial owners pursuant to paragraph (b), the global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.
          (e) The Holder of any global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.
ARTICLE THREE
REDEMPTION
Section 3.01. Notices to Trustee.
     Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article Three.
     If the Company wants to redeem Securities pursuant to the provisions of the applicable Authorizing Resolution or supplemental indenture, it shall provide the Trustee notice pursuant to Section 3.03. Any such notice may be canceled at any time prior to notice of such redemption being mailed to Holders. Any such canceled notice shall be void and of no effect. If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to the provisions of the applicable Authorizing Resolution or supplemental indenture, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.
     The Company shall give each notice provided for in this Section 3.01 at least 15 days before the notice of any such redemption is to be mailed to Holders unless a shorter notice shall be satisfactory to the Trustee.
Section 3.02. Selection of Securities to be Redeemed.
     If fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the Securities so selected. Securities and portions of them the Trustee selects shall be in amounts equal to the minimum denomination for the Series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
Section 3.03. Notice of Redemption.
     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state: (1) the CUSIP number; (2) the redemption date; (3) the redemption price; (4) the name and address of the Paying Agent; (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and (7) that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.05. Deposit of Redemption Price.
     On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.
Section 3.06. Securities Redeemed in Part.
     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE FOUR
COVENANTS
Section 4.01. Payment of Securities.
     The Company shall pay the principal of, premium, if any, and interest on Securities of a Series on the dates and in the manner provided in the Securities of that Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date funds designated for and sufficient to pay the installment and such Paying Agent is not prohibited from paying such money to the Holders of such series of Securities on that date pursuant to the terms of this Indenture.
     The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate.
Section 4.02. Maintenance of Office or Agency.
     The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.
Section 4.03. Compliance Certificate.
     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.
     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith (and in any event within five Business Days) upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.

Section 4.04. Maintenance of Corporate Existence.
     The Company will cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company; provided, however, that nothing in this Section 4.04 shall prevent a consolidation or merger of the Company not prohibited by the provisions of Article Five or any other provision or the Authorizing Resolution or supplemental indenture pertaining to a Series.
ARTICLE FIVE
SUCCESSOR CORPORATION
Section 5.01. When Company May Merge, etc.
     The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its assets to any entity unless (1) the resulting, surviving or transferee entity (if other than the Company), which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and (2) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing. Thereafter, in the event that the Company is not the continuing corporation, such successor corporation or corporations shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the “Company” and all such obligations of the predecessor corporation shall terminate. The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. To the extent that an Authorizing Resolution or supplemental indenture pertaining to any Series provides for different provisions relating to the subject matter of this Article Five, the provisions in such Authorizing Resolution or supplemental indenture shall govern for purposes of such Series.
ARTICLE SIX
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     An “Event of Default” on a Series occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:
     (1) the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days, whether or not such payment is prohibited by Article Eleven hereof;
     (2) the failure by the Company to pay the principal of any Security of such Series when the same becomes due and payable at maturity, upon acceleration or otherwise, whether or not such payment is prohibited by Article Eleven hereof;

     (3) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series or this Indenture (other than a failure to comply with any covenant or agreement contained in Section 314(a)(1) of the Trust Indenture Act or the failure to comply with covenants and agreements to deliver SEC reports to the trustee) and the continuation of such failure for the period and after the notice specified below (except in the case of a default with respect to Article Five or any replacement provisions as contemplated by Article Five, which will constitute Events of Default with notice but without passage of time);
     (4) the Company pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences a voluntary case,
          (B) consents to the entry of an order for relief against it in an involuntary case,
          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
          (D) makes a general assignment for the benefit of its creditors; or
     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) is for relief against the Company as debtor in an involuntary case,
          (B) appoints a Custodian of the Company or a Custodian for all or substantially all of the property of the Company, or
          (C) orders the liquidation of the Company,
          and the order or decree remains unstayed and in effect for 60 days.
     A Default as described in clause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then-outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five, or any replacement provisions as contemplated by Article Five) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     Any failure to perform, or breach of, any covenant or agreement of the Company in respect of the Securities of such series contained in Section 314(a)(1) of the Trust Indenture Act or Section 7.07 shall not be a default or an Event of Default. Remedies against the Company for any such failure or breach will be limited to liquidated damages as described in the following sentence, and Holders shall not have any right to accelerate the maturity of the Securities of such series as a result of any such failure or breach. Instead, if there is such a failure or breach of the Company’s obligation under Section 314(a)(1) of the Trust Indenture Act or Section 7.07 and

continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the then-outstanding Securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” hereunder, the Company will pay liquidated damages to all Holders of Securities of such series, at a rate per year equal to 0.25% of the principal amount of such Securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on the Securities of such series. In the event that the Company is required to pay such liquidated damages, the Company shall provide a written notice to the Trustee (and if the Trustee is not the paying agent, the paying agent) no later then five Business Days prior to the payment date for the payment of such liquidated damages setting forth the amount of such liquidated damages to be paid by the Company on such payment date and directing the Trustee (or, if the Trustee is not the paying agent, the paying agent) to make such payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether such liquidated damages are payable, or with respect to the nature, extent or calculation of the amount of liquidated damages owed.
Section 6.02. Acceleration.
          If an Event of Default (other than an Event of Default with respect to the Company resulting from sub-clauses (4) or (5) above) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in clause (4) or (5) of Section 6.01 occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. Any declaration of acceleration with respect to the Securities of any Series may be rescinded and annulled by the Holders of a majority in principal amount of the outstanding Securities of such Series by written notice to the Trustee, except a continuing Default or Event of Default in the payment of principal of or interest on the Securities of such Series, if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Securities of such Series that has become due solely by such declaration of acceleration.
          No such rescission shall extend to or shall affect any subsequent Event of Default or shall impair any right or power consequent thereon.

Section 6.03. Other Remedies.
     If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.04. Waiver of Existing Defaults.
     Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by notice to the Trustee may waive an existing Default or Event of Default on such Series and its consequences hereunder other than a payment of principal, interest or premium. Upon any such waiver, any such Default shall cease to exist, and any such Event of Default shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
     The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (iii) that would involve the Trustee in personal liability or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.
Section 6.06. Limitation on Suits.
     A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Series unless:
          (1) the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;
          (2) the Holders of at least a majority in principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (5) no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 6.06. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
Section 6.07. Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
Section 6.08. Collection Suit by Trustee.
     If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid, together with the reasonable compensation and expenses of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.
Section 6.10. Priorities.
     If the Trustee collects any funds pursuant to this Article Six, it shall pay out the funds in the following order:
     First: to the Trustee for all amounts due under Section 7.08;

     Second: to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and
     Third: to the Company as its interests may appear.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.
Section 6.12. Discontinued, Abandoned or Adverse Proceedings.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted
ARTICLE SEVEN
TRUSTEE
Section 7.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) Except during the continuance of an Event of Default:
               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (1) This paragraph does not limit the effect of paragraph (b) of this Section.
               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any funds received by it except as the Trustee may agree with the Company. Funds held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
Section 7.02. Rights of Trustee.
     Subject to Section 7.01:
          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, opinion, notice, consent, certificate, instrument, report, direction or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report or direction.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 10.04 and 10.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
          (e) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Trust Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 10.02 hereof and such notice references the Securities generally, the Company or this Indenture.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.11 and 7.12.

Section 7.04. Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be accountable for any funds paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any funds received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.
Section 7.05. Notice of Defaults.
     If a Default on a Series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after such event becomes known to the Trustee. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors or responsible Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders of the Series.
Section 7.06. Reports by Trustee to Holders.
     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a)(2) has occurred within the 12 months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed or delisted therefrom. The Company shall notify the Trustee of each national securities exchange on which the Securities are listed.
Section 7.07. Reports by the Company.
          (a) So long as any Securities are outstanding, the Company shall file with the Trustee, within 15 days after the Company files with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 7.08. Compensation and Indemnity.
     The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, claim, damage, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which a Trust Officer has received written notice. The Company need not reimburse any expense or indemnify against any loss or liability caused by the Trustee through the Trustee’s own negligence or willful misconduct. To ensure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) or (5), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law. The provisions of this Section 7.08 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Section 7.09. Replacement of Trustee.
     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Securityholders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:
          (1) the Trustee fails to comply with Section 7.11 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;
          (2) the Trustee is adjudged a bankrupt or an insolvent;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee. A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Securityholder.
Section 7.10. Successor Trustee by Merger, etc.
     If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.
Section 7.11. Eligibility; Disqualification.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).
Section 7.12. Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE EIGHT
DISCHARGE OF INDENTURE
Section 8.01. Defeasance upon Deposit of Funds or U.S. Government Obligations.
          (a) The Company may, at its option and, subject to the provisions of Article Eleven hereof, at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).
          (b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of a Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this

Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Securities.
          (c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from the obligations under any covenant contained in Article Four (other than Sections 4.01, 4.02 and 4.04), clause (2) of Section 5.01 and any other covenant contained in the Authorizing Resolution or supplemental indenture relating to such Series (except to the extent provided for therein), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:
               (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, funds in U.S. dollars or U.S. government obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such funds or the proceeds of such U.S. government obligations to said payments with respect to the Securities of such Series to maturity or redemption;
               (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;
               (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement for borrowed money to which the Company is a party.

               (4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
               (5) The Company shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company.
               (6) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary qualifications, to the effect that after the 91st day following the deposit, no trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or if the Company elects paragraph (c) hereof, such trust funds will be subject to a first priority lien in favor of the Trustee for the benefit of the Holders of Securities; and
               (7) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with. In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.
          (e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series (subject to Section 8.02), when:
               (1) Either (a) all Securities of such Series that have been previously authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment funds previously have been deposited in trust or segregated and held in trust by the Company and are thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or (b) all Securities of such Series that have not been previously delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire amount due on the Securities not previously delivered to the Trustee for cancellation for principal and interest on the Securities to the date of deposit, in the case of Securities that have become due and payable, or to the stated maturity or redemption date, as the case may be;
               (2) The Company has paid or caused to be paid all other amounts due payable hereunder by the Company;
               (3) The Company has delivered irrevocable instructions to the Trustee to apply the deposited funds toward the payment of the Securities at maturity or redemption, as the case may be; and
               (4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.
Section 8.02. Survival of the Company’s Obligations.
     Notwithstanding the satisfaction and discharge of the Indenture under Section 8.01, the Company’s and under Sections 2.03 through 2.07, 4.01, 7.08, 7.09, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company’s obligations under Sections 7.08, 8.04 and 8.05 shall survive (as they relate to such Series).
Section 8.03. Application of Trust Funds.
     The Trustee shall hold in trust funds or U.S. government obligations deposited with it pursuant to Section 8.01. It shall apply the deposited funds and the funds from U.S. government obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.
Section 8.04. Repayment to the Company.
     The Trustee and the Paying Agent promptly shall pay to the Company upon request any excess funds or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any funds held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such funds then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the funds must look to the Company for payment as general creditors unless applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such funds shall cease.
Section 8.05. Reinstatement.
     If the Trustee is unable to apply any funds or U.S. government obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such funds or U.S. government obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds or U.S. government obligations held by the Trustee, and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such funds or U.S. government obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01. Without Consent of Holders.
     The Company and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series to:
          (1) cure any ambiguity, omission, defect or inconsistency;
          (2) comply with Article Five;
          (3) provide that specific provisions of this Indenture shall not apply to a Series not previously issued;
          (4) create a Series and establish its terms (or to provide for the issuance of additional Securities of any Series to the extent provided, in accordance with the provisions set forth in an Authorizing Resolution or supplemental indenture pertaining to any Series);
          (5) provide for uncertificated Securities in addition to or in place of certificated Securities;
          (6) make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the rights under this Indenture of any such Holder;

          (7) evidence and provide for the acceptance of an appointment of a successor trustee;
          (8) add guarantees or collateral security with respect to the Securities; and
          (9) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
     After an amendment under this Section 9.01 becomes effective, the Company shall mail notice of such amendment to the Securityholders.
Section 9.02. With Consent of Holders.
     The Company and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each such Series affected by the amendment. Each such Series shall vote as a separate class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Company with any provision of the Securities of such Series or of this Indenture relating to such Series without notice to any Securityholder. Without the consent of each Securityholder of a Series affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
          (1) reduce the amount of Securities of such Series whose Holders must consent to an amendment, supplement or waiver;
          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;
          (3) reduce the principal of or change the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of Securities pursuant to Article Three or with respect to any obligations on the part of the Company to offer to purchase or to redeem Securities of a Series pursuant to the Authorizing Resolution or supplemental indenture pertaining to such Series;
          (4) modify the ranking or priority of the Securities of any Series;
          (5) make any change in Section 6.04, 6.07 or this 9.02;
          (6) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or
          (7) make any Security payable at a place or in funds other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07. An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.
Section 9.03. Compliance with Trust Indenture Act.
     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
     A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver, which record date shall be at least ten days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date or their duly designated proxies, and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.05. Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
Section 9.06. Trustee to Sign Amendments, etc.
     Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
ARTICLE TEN
MISCELLANEOUS
Section 10.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
Section 10.02. Notices.
     Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     if to the Company:
     Coeur d’Alene Mines Corporation
     505 Front Avenue, P.O. Box 1
     Coeur d’Alene, Idaho 83816
     Attention: Chief Financial Officer
     if to the Trustee:

     Facsimile:
     Attention:
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

     If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 10.03. Communications by Holders with Other Holders.
     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
Section 10.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (1) an Officers’ Certificate which shall include the statements set forth in Section 10.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel which shall include the statements set forth in Section 10.05 stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such action does not conflict with the terms of the Indenture.
Section 10.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Section 10.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.
Section 10.07. Legal Holidays.
     A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. A Business Day is any day other than a Legal Holiday.
Section 10.08. Governing Law.
     The laws of the State of New York shall govern this Indenture and the Securities of each Series.
Section 10.09. Successors and Assigns.
     All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.
Section 10.10. Duplicate Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 10.11. Severability.
     In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 10.12. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 10.13. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE ELEVEN
SUBORDINATION OF SECURITIES
Section 11.01. Securities Subordinated to Senior Indebtedness.
     In the event a series of Securities is designated as subordinated pursuant to Section 2.01(24) and except as otherwise provided in an Authorizing Resolution or supplemental indenture, the Company covenants and agrees, and the Trustee and each Holder of such subordinated Securities by his acceptance thereof likewise covenant and agree, that all such subordinated Securities shall be issued subject to the provisions of this Article Eleven; and each person holding any such subordinated Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on such Securities by the Company shall, to the extent and in the manner set forth in this Article Eleven, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 2.01(24), this Article Eleven shall have no effect upon such Securities.
Section 11.02. No Payment on Securities in Certain Circumstances.
          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Company of principal of, premium, if any, or interest on the Securities or to repurchase any of the Securities, except from those funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Eight hereof, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, when the same becomes due and payable beyond any applicable period of grace whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from the Company or any holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of the Company of principal of, premium, if any, or interest on the Securities or to repurchase any of the Securities, except from those funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Eight hereof, to such Holders, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.
     Notwithstanding anything herein or in the Securities to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given (provided that payment may thereafter be restricted if a payment event of default has occurred), (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.
          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, or, to the extent such Senior Indebtedness is not then due and payable, to the Company.
Section 11.03. Payment Over of Proceeds upon Dissolution, etc.
          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities or from funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Eight hereof). Before any payment may be made by, or on behalf of, the Company of the principal of or interest on the Securities upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities or from funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Eight hereof), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.
          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities or from funds held in trust for the benefit of Holders of any Securities pursuant to the procedures set forth in Article Eight hereof), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 11.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.
     The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five (or any replacement provisions as contemplated by Article Five) shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 11.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five (or any replacement provisions as contemplated by Article Five).

Section 11.04. Subrogation.
     Upon the payment in full in cash of all Senior Indebtedness, or provision for payment in other than cash is accepted by the holders of Senior Indebtedness in full satisfaction of amounts due in respect of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eleven, and no payment over pursuant to the provisions of this Article Eleven to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash.
Section 11.05. Obligations of Company Unconditional.
     Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Without limiting the generality of the foregoing, nothing contained in this Article Eleven shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash (and no Payment Blockage Period shall be in effect) before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

Section 11.06. Notice to Trustee.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which by the terms of this Indenture any funds shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any funds from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 11.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
Section 11.07. Reliance on Judicial Order or Certificate of Liquidating Agent.
     Upon any payment or distribution of assets or securities referred to in this Article Eleven, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Section 11.08. Trustee’s Relation to Senior Indebtedness.
     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.
     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.
Section 11.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.
     No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.
Section 11.10. Securityholders Authorize Trustee To Effectuate Subordination of Securities.
     Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.
Section 11.11. This Article Not to Prevent Events of Default.
     The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of an Event of Default specified in clause (1) or (2) of Section 6.01.

Section 11.12. Trustee’s Compensation Not Prejudiced.
     Nothing in this Article Eleven shall apply to amounts due to the Trustee pursuant to Section 7.08 or any other sections in this Indenture.
Section 11.13. No Waiver of Subordination Provisions.
     Without in any way limiting the generality of Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.
Section 11.14. Certain Payments May Be Paid Prior to Dissolution.
     All funds and United States government obligations properly deposited in trust with the Trustee pursuant to and in accordance with Article Eight shall be for the sole benefit of the Holders and shall not be subject to this Article Eleven (so long as the funding of such trust did not violate the provisions of this Article Eleven).
     Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.02, Section 11.03 or Section 11.05, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any fimds for such payments or from effecting a termination of the Company’s obligations under the Securities and this Indenture as provided in Article Eight, (ii) the application by the Trustee of any funds properly deposited in trust with the Trustee pursuant to and in accordance with Article Eight (so long as the funding of such trust did not violate the provisions of this Article Eleven) or (iii) the application by the Trustee of any other funds deposited with it for the purpose of making such payments of principal of on and interest on the Securities to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 11.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SIGNATURES
     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

Dated:	COEUR D’ALENE MINES CORPORATION
By:
Name:
Title:

Dated:	, as Trustee

By:
Name:
Title:

EXHIBIT A
No.
CUSIP No.:
[Title of Security]
     COEUR D’ALENE MINES CORPORATION, an Idaho corporation, promises to pay to or registered assigns the principal sum of [Dollars]/1/ on                               [Title of Security]
     Interest Payment Dates:                               and
     Record Dates:                             and
     Authenticated:

Dated:	Coeur d’Alene Mines Corporation

By:
Title:

By:
Title:
                    , as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Title: Authorized Signatory

/1/    Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

A-1